Exhibit 1.1
Execution Version
$500,000,000
COUSINS PROPERTIES LP, AS ISSUER
COUSINS PROPERTIES INCORPORATED, AS GUARANTOR
5.250% Senior Notes due 2030
Underwriting Agreement
May 28, 2025
Wells Fargo Securities, LLC
BofA Securities, Inc.
TD Securities (USA) LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202
c/o BofA Securities, Inc.
One Bryant Park, 11th Floor
New York, New York 10036
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, New York, 10017
Ladies and Gentlemen:
Cousins Properties LP, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 5.250% Senior Notes due 2030 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Operating Partnership, Cousins Properties Incorporated, a Georgia corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of June 6, 2025 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and will be guaranteed on a senior unsecured basis by the Company (the “Guarantee”).
The Transaction Entities hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Transaction Entities have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-279209), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Transaction Entities have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to 2:30 P.M., the time when sales of the Securities were first made (the “Time of Sale”), the Transaction Entities had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 28, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
2.    Purchase and Sale of the Securities.
(a)    The Operating Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.387% of the principal amount thereof plus accrued interest, if any, from June 6, 2025 to the Closing Date (as defined below). The Operating Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
(b)    The Operating Partnership understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Operating Partnership acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
(c)    Payment for and delivery of the Securities will be made at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004 at 10:00 A.M., New York City time, on June 6, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Operating Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
(e)    The Transaction Entities acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transaction Entities or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to either of the Transaction Entities with respect thereto. Any review by the Representatives or any Underwriter of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of either of the Transaction Entities, as the case may be, or any other person.

3.    Representations and Warranties of the Transaction Entities. Each of the Transaction Entities jointly and severally represents and warrants to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.
(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c)    Issuer Free Writing Prospectus. The Transaction Entities (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Transaction Entities or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Entities. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Transaction Entities or related to the offering has been initiated or, to the knowledge of the Transaction Entities, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
(e)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, its consolidated subsidiaries and its joint ventures (both consolidated and unconsolidated) at the dates indicated and the results of their operations and cash flows for the periods specified; and, except as may be stated in the related notes thereto, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus that are unaudited are subject to year-end adjustments and do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Amounts included in the supporting schedules have been compiled or derived from information that has been prepared in accordance with GAAP. The selected financial data and the summary financial information included in the Time of Sale Information and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements, as the case may be, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus. Without limiting the foregoing, the Company has properly reflected all impairment losses or charges on a timely basis in accordance with GAAP and no such impairment losses or charges exist that should have been reflected in the Company’s consolidated financial statements in accordance with GAAP that were not so reflected. There are currently no impairment losses or charges that would need to be reflected in the Company’s consolidated financial statements in accordance with GAAP in its periodic reports to be filed in accordance with the Exchange Act that have not already been disclosed in previously filed reports. All disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership, the Company and its Subsidiaries (as defined below), considered as one enterprise, including, but not limited to, the impact of any material adverse change in any joint venture, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) without limiting the foregoing, none of the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures (as defined below) has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect, (iii) there have been no transactions entered into by the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (iv) there has been no obligation or liability, contingent or otherwise, directly or indirectly incurred by the Operating Partnership, the Company or any Subsidiary or Joint Venture that would reasonably be expected to have a Material Adverse Effect, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(h)    Organization and Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(i)    Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(j)    Organization and Good Standing of Subsidiaries. The Company represents and warrants that set forth on Schedule 2 are each of its subsidiaries (other than the Operating Partnership) that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Subsidiary” and collectively, the “Subsidiaries”) and set forth on Schedule 3 are each of its joint ventures (that are not also Subsidiaries) that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Joint Venture” and collectively, the “Joint Ventures”). Each Subsidiary and Joint Venture has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or limited liability limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect, has corporate or other applicable entity, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation or other applicable entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of each such Subsidiary and Joint Venture has been duly authorized and validly issued, is fully paid and, in the case of capital stock, non-assessable and, in the case of any other equity interests, exempts the holder thereof from any expense or liability beyond the amount of such holder’s investment except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, and, each of the shares of capital stock or other applicable entity interests owned, directly or indirectly by the Company, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of any Subsidiary or Joint Venture was issued in violation of the preemptive, co-sale, registration, right of first refusal or similar rights of any securityholder of such Subsidiary or Joint Venture or any other person. The only Subsidiaries of the Company are (a) the Subsidiaries listed on Schedule 2 hereto and the Joint Ventures listed on Schedule 3 hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company does not have any “significant subsidiaries” other than the Operating Partnership.
(k)    Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Information and the Prospectus under the heading “Capitalization” as of the date set forth therein. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
(l)    Capitalization of the Operating Partnership. All of the issued and outstanding units of limited partnership interest in the Operating Partnership (the “Units”) have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). The Company is the direct or indirect owner of all of the Units.
(m)    Due Authorization. Each of the Transaction Entities has the corporate or partnership power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
(n)    The Indenture. The Base Indenture has been duly authorized, executed and delivered by each of the Transaction Entities and constitutes a valid and legally binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). Upon effectiveness of the Registration Statement, the Base Indenture was duly qualified under the Trust Indenture Act. The Supplemental Indenture has been duly authorized by each of the Transaction Entities and, on the Closing Date, will be duly executed and delivered by each of the Transaction Entities and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.
(o)    The Securities and the Guarantee. The Securities have been duly authorized by the Operating Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Company and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.
(q)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.
(r)    No Violations, Defaults and Conflicts. None of the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures is (i) in violation of its charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the case may be; or (ii) in default in the performance or observance nor has any event occurred which with notice, lapse of time or both would constitute a default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership, the Company or any of its Subsidiaries or any Joint Venture is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any Subsidiary or any Joint Venture is subject (collectively, “Agreements and Instruments”), except, in the case of clause (ii) above, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein and in each of the Registration Statement, the Time of Sale Information and the Prospectus and compliance by the Transaction Entities with their obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company or any Subsidiary or Joint Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (Y) the provisions of the charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the as may be, of the Operating Partnership, the Company or any Subsidiary or Joint Venture or (Z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, the Company or any Subsidiary or Joint Venture or any of their assets, properties or operations except, in the case of clause (Z), for such violations that would not reasonably be expected to result in a Material Adverse Effect. The Operating Partnership, the Company and each Subsidiary and Joint Venture is currently in compliance with all laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, government instrumentality or court, domestic or foreign, that are applicable to it and its properties, except where failure thereof would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness

(or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any Subsidiary or Joint Venture.
(s)    No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Transaction Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Guarantee hereunder or the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantee under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
(t)    Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Operating Partnership, the Company or any Subsidiary or Joint Venture, which would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets of the Operating Partnership, the Company and its Subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Operating Partnership, the Company or any Subsidiary or Joint Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
(u)    Independent Accountants. Deloitte & Touche LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.
(v)    Title to Real and Personal Property. The Operating Partnership, the Company and its Subsidiaries and its Joint Ventures have good and marketable title to all real property and other properties reflected as owned in the Company’s consolidated financial statements, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (b) would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, all of the leases and subleases material to the business of the Operating Partnership, the Company and its

Subsidiaries and Joint Ventures, and under which the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures holds or leases properties described in the Registration Statement, the Time of Sale Information and the Prospectus, are in full force and effect and enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and with such exceptions as do not materially interfere with the use of the property, and none of the Operating Partnership, the Company or any Subsidiary or Joint Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, the Company or any Subsidiary or Joint Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Operating Partnership, the Company or such Subsidiary or Joint Venture to the enforceability of said lease or sublease, possession of the leased or subleased premises under any such lease or sublease, as the case may be, except in each case for such matters as would not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no tenant under any of the leases pursuant to which the Operating Partnership, the Company or any Subsidiary or Joint Venture leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (ii) the use and occupancy of each of the properties of the Operating Partnership, the Company and its Subsidiaries and Joint Ventures comply with all applicable laws, including, but not limited to, codes and zoning laws and regulations, (iii) no properties are subject to, and the Company has no knowledge of, any contemplated condemnation or zoning change that would affect the size of, use of, improvement of, construction on, or access to any of the properties of the Operating Partnership, the Company, its Subsidiaries or its Joint Ventures, and (iv) there is no pending, or to the Company’s knowledge, any contemplated proceeding or action that would affect the size of, use of, improvements or construction on, or access to any of the properties of the Operating Partnership, the Company, its Subsidiaries or its Joint Ventures. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (i) the Operating Partnership, the Company, its Subsidiaries and its Joint Ventures maintain title insurance with respect to the real property reflected as owned therein in an amount consistent with the title insurance maintained by similar companies in similar businesses and (ii) the mortgages and deeds of trust encumbering the properties and assets described or referred to therein are not convertible into equity.
(w)    Intellectual Property. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures own or possess, license, or have other rights to use or can acquire on reasonable terms rights with respect to patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures, whether or not patentable), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure so to own, possess or license or have other rights to use or acquire would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. None of the Operating Partnership, the Company nor any of its Subsidiaries or Joint Ventures has received any notice of, or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or licensed by the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures invalid or inadequate to protect the interest of the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(x)    Investment Company Act. Neither the Operating Partnership nor the Company is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Operating Partnership nor the Company will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(y)    Taxes. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures have filed all United States federal income tax returns that are required by law to be filed or have requested extensions thereof and have paid all taxes shown by such returns or otherwise assessed, which are due and payable, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Operating Partnership, the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Time of Sale Information and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Operating Partnership, the Company, its Subsidiaries and its Joint Ventures has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.
(z)    Licenses and Permits. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Operating Partnership, the Company and its Subsidiaries and Joint Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and none of the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(aa)    No Labor Disputes. No labor dispute with the employees of the Operating Partnership, the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Operating Partnership’s, the Company’s or any Subsidiary’s or Joint Venture’s principal suppliers, customers, tenants or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(bb)    Certain Environmental Matters. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any applicable and legally binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as defined below) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Operating Partnership, the Company and its Subsidiaries and Joint Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws necessary for the operation of their respective business and are each in compliance with their requirements; (C) the Company has not received any notice of, and has no knowledge of, any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the

Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, the Company or any of its Subsidiaries or Joint Ventures relating to Hazardous Materials or any Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Operating Partnership, the Company and its Subsidiaries and Joint Ventures have conducted Phase I environmental assessments on each of their currently owned properties at the time such property was acquired. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures currently conduct Phase I environmental assessments with respect to each property to be acquired as part of the ordinary course of business. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures have not obtained any Phase I environmental assessments that have indicated the existence of any conditions that would reasonably be expected to result in a Material Adverse Effect. None of the entities which prepared appraisals of the properties or Phase I environmental assessment reports with respect to the properties held by the Operating Partnership, the Company or its Subsidiaries or Joint Ventures was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company (other than any ownership by any such entity of less than 5% of the outstanding common stock of the Company) or its Subsidiaries or Joint Ventures, and none of their directors, officers or employees is connected with the Operating Partnership, the Company or any Subsidiary or Joint Venture as a promoter, selling agent, director, officer or employee.
(cc)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of

ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)    Accounting Controls and Disclosure Controls. The Operating Partnership, the Company and its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Operating Partnership, the Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(ee)    Insurance. The Operating Partnership, the Company and its Subsidiaries and Joint Ventures carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally deemed customary for their business and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2018, none of the Operating Partnership, the Company or any Subsidiary or Joint Venture has been denied any insurance coverage with respect to any material claim made by such party under policies such party reasonably believed covered such claim.
(ff)    No Unlawful Payments. None of the Operating Partnership, the Company or any of its Subsidiaries, nor any director, officer or employee of the Operating Partnership, the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Operating Partnership, the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Operating Partnership, the Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(gg)    Compliance with Anti-Money Laundering Laws. The operations of the Operating Partnership, the Company and its Subsidiaries, and, to the knowledge of the Company, its Joint Ventures, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Operating Partnership, the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Operating Partnership, the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(hh)    No Conflicts with Sanctions Laws. None of the Operating Partnership, the Company or any of its Subsidiaries, or any of its or their directors, officers or employees, or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Operating Partnership, the Company or any of its Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Operating Partnership, the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Operating Partnership, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ii)    Dividends/Distributions. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect, none of the Operating Partnership or any Subsidiary or Joint Venture is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s or such Subsidiary’s or Joint Venture’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to the Operating Partnership or such Subsidiary or Joint Venture from the Company or from transferring any of the property or assets of the Operating Partnership or such Subsidiary or Joint Venture to the Company.
(jj)    No Broker’s Fees. None of Operating Partnership, the Company or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any

Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(kk)    No Registration Rights. No person has the right to require the Operating Partnership, the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
(ll)    No Stabilization. Neither of the Transaction Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(mm)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Operating Partnership as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(nn)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(oo)    Statistical and Market Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that are reliable and accurate in all material respects, and, if required, the Operating Partnership or the Company has obtained the written consent to the use of such data from such sources.
(pp)    Cybersecurity; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Operating Partnership, the Company and its Subsidiaries are reasonably believed by the Operating Partnership, the Company and its Subsidiaries to be adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Operating Partnership, the Company and each of its Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of the Operating Partnership, the Company and its Subsidiaries has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any known material incidents under internal review or investigations relating to the same. The Operating Partnership, the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not and are not reasonably likely to have a Material Adverse Effect.
(qq)    Compliance with the Sarbanes-Oxley Act and Related Party Matters. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. No transaction has occurred between or among the Operating Partnership, the Company and its Subsidiaries and Joint Ventures, on one hand, and any of their respective officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Information and the Prospectus which is not so described.
(rr)    Status under the Securities Act. Neither the Operating Partnership nor the Company is an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Transaction Entities will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(ss)    REIT Status. Commencing with its taxable year ended December 31, 1987, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operations as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and thereafter. No transaction or other event has occurred that could reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2025 or future taxable years. The Operating Partnership, the Company and each of its Subsidiaries have no intention of changing their operations or engaging in activities that would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification, as a REIT under the Code.
4.    Further Agreements of the Transaction Entities. The Transaction Entities jointly and severally covenant and agree with each Underwriter that:
(a)    Required Filings. The Transaction Entities will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Transaction Entities will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.
(b)    Delivery of Copies. The Transaction Entities will deliver, without charge, upon request (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Transaction Entities will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d)    Notice to the Representatives. The Transaction Entities will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Transaction Entities of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Transaction Entities of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Transaction Entities will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information, an Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.
(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Transaction Entities will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Transaction Entities will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(g)    Blue Sky Compliance. The Transaction Entities will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither of the Transaction Entities shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(i)    Clear Market. During the period from the date hereof through and including the Closing Date, the Transaction Entities will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Transaction Entities and having a tenor of more than one year.
(j)    Use of Proceeds. The Operating Partnership will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”
(k)    DTC. The Transaction Entities will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.
(l)    No Stabilization. Neither of the Transaction Entities will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(m)    Record Retention. The Transaction Entities will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters.    Each Underwriter hereby represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Transaction Entities and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Transaction Entities in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Transaction Entities.
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Transaction Entities if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.    Conditions of Underwriters’ Obligations.    The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Transaction Entities of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)    Representations and Warranties. The representations and warranties of the Transaction Entities contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Transaction Entities and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Operating Partnership, the Company or any of its Subsidiaries by

any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Operating Partnership, the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Operating Partnership’s and the Company’s financial matters, and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Transaction Entities in this Agreement are true and correct and that the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Transaction Entities, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(g)    CFO Certificate. The Transaction Entities shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, of the Company’s chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(h)    Opinion and 10b-5 Statement of Counsel for the Transaction Entities. King & Spalding LLP, counsel for the Transaction Entities, shall have furnished to the Representatives, at the request of the Transaction Entities, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.
(i)    Tax Opinion of Counsel for the Transaction Entities. Deloitte Tax LLP, tax counsel for the Transaction Entities, shall have furnished to the Representatives, at the request of the Transaction Entities, its opinion with respect to such tax matters, dated the Closing Date and addressed to the Underwriters, including without limitation, the qualification of the Company as a REIT, the classification of the Operating Partnership as neither a corporation nor an association taxable as a corporation for U.S. federal income tax purposes and the discussion of tax matters in each of the Registration Statement, the Time of Sale Information and the Prospectus as the Representatives may reasonably require.
(j)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Hogan Lovells US LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(k)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.
(l)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Transaction Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(m)    DTC. The Securities shall be eligible for clearance and settlement through DTC.
(n)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Transaction Entities and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Operating Partnership and duly authenticated by the Trustee.

(o)    Additional Documents. On or prior to the Closing Date, the Transaction Entities shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use therein.
(b)    Indemnification of the Transaction Entities. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities and each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: first and second sentences of the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph, in each case under the heading of “Underwriting and Conflicts of Interest,” in each of the Preliminary Prospectus and the Prospectus.
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Transaction Entities, their respective directors and officers who signed the Registration Statement and any control persons of the Transaction Entities shall be designated in writing by the Transaction Entities. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Transaction Entities from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Transaction Entities on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Limitation on Liability. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Transaction Entities, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Transaction Entities shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
10.    Defaulting Underwriter.
(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Transaction Entities on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Transaction Entities shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Transaction Entities may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Transaction Entities or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Transaction Entities agree to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Transaction Entities as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Transaction Entities shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Transaction Entities as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Transaction Entities shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Transaction Entities, except that the Transaction Entities will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Transaction Entities or any non-defaulting Underwriter for damages caused by its default.
11.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Transaction Entities, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the

Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Transaction Entities’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Transaction Entities in connection with any “road show” presentation to potential investors.
(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Operating Partnership for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Transaction Entities jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Underwriters contained in this Agreement or made by or on behalf of the Transaction Entities or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Transaction Entities or the Underwriters.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day: means any day other than a day on which banks are permitted or required to be closed in New York City.
15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the

Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.    Miscellaneous.
(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC, BofA Securities, Inc. or TD Securities (USA) LLC on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC, BofA Securities, Inc. or TD Securities (USA) LLC shall be binding upon the Underwriters.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at c/o Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; c/o BofA Securities, Inc., 114 W 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com; and c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, NY 10017, Attention: DCM – Transaction Advisory Group, e-mail: USTransactionAdvisory@tdsecurities.com, with a copy to: Hogan Lovells US LLP, 555 Thirteenth Street, NW Washington, D.C. 20004, Attention: Michael McTiernan. Notices to the Transaction Entities shall be given to them at Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Chief Executive Officer and Chief Financial Officer, with a copy to King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Keith Townsend, Email: ktownsend@kslaw.com.
(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(e)    Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 16(e):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to the conduct of the transactions contemplated hereunder by electronic means.
(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

COUSINS PROPERTIES LP

By: COUSINS PROPERTIES INCORPORATED, its General Partner

By:	/s/ Gregg Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

COUSINS PROPERTIES INCORPORATED

By:	/s/ Gregg Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page — CUZ — Underwriting Agreement]

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director
[Signature Page — CUZ — Underwriting Agreement]

BOFA SECURITIES, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director
[Signature Page — CUZ — Underwriting Agreement]

TD SECURITIES (USA) LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Managing Director
[Signature Page — CUZ — Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
Wells Fargo Securities, LLC	$112,500,000
BofA Securities, Inc.	$112,500,000
TD Securities (USA) LLC	$112,500,000
J.P. Morgan Securities LLC	$30,000,000
Morgan Stanley & Co. LLC	$30,000,000
PNC Capital Markets LLC	$30,000,000
Truist Securities, Inc.	$30,000,000
U.S. Bancorp Investments, Inc.	$30,000,000
FHN Financial Securities Corp.	$12,500,000
Total	$500,000,000

Schedule 2
Subsidiaries of Cousins Properties Incorporated

Subsidiary	State of Organization	Company Percentage Ownership

101 South Tryon GP, LLC	Delaware	100%

1230 Peachtree Associates LLC	Georgia	100%

5950 Sherry Property, LLC	Delaware	100%

Austin 300 Colorado Investor, LLC	Georgia	100%

Austin 300 Colorado Project GP, LLC	Texas	100%

Austin 300 Colorado Project, LP	Texas	100%

Cousins 100 Mill Investor LLC	Georgia	100%

Cousins 1200 Peachtree LLC	Georgia	100%

Cousins 27 8th Street LLC	Georgia	100%

Cousins 200 East Bland LP	Georgia	100%

Cousins 200 South Coll. LP	Georgia	100%

Cousins 222 S. Mill, LLC	Delaware	100%

Cousins 3rd & Colorado LLC	Georgia	100%

Cousins 3rd W Peachtree LLC	Georgia	100%

Cousins 3WP Consulting LLC	Georgia	100%

Cousins 3WP Holdings LLC	Georgia	100%

Cousins 3060 Peachtree Sub, LLC	Delaware	100%

Cousins 550 South Caldwell, LP	Delaware	100%

Cousins 715 Ponce LLC	Delaware	100%
2

Cousins 725 Ponce LLC	Georgia	100%

Cousins 725 TRS LLC	Georgia	100%

Cousins 8th & West Peachtree LLC	Georgia	100%

Cousins 84 Twelfth Investor LLC	Georgia	100%

Cousins Acquisitions Entity LLC	Georgia	100%

Cousins Avalon 10000 LLC	Delaware	100%

Cousins Avalon 8000 LLC	Delaware	100%

Cousins Bland Street Land GP LLC	Georgia	100%

Cousins Bland Street Land LP	Georgia	100%

Cousins Block 185 LLC	Georgia	100%

Cousins Charlotte Lender LLC	Georgia	100%

Cousins Charlotte Lender Holdings LLC	Georgia	100%

Cousins Colorado Investor LLC	Georgia	100%

Cousins Colorado Land LLC	Georgia	100%

Cousins Dallas Lender LLC	Georgia	100%

Cousins Dallas Lender Holdings LLC	Georgia	100%

Cousins Decatur Development LLC	Georgia	100%

Cousins Employees LLC	Georgia	100%

Cousins Fareground Beverage Company, LLC	Texas	100%

Cousins Fareground Holding Company, LLC	Texas	100%

Cousins Fareground Management Company, LLC	Texas	100%

Cousins Fareground TRS, LLC	Texas	100%

Cousins FTC Charlotte LP	Georgia	100%
3

Cousins FTC Holding LLC	Georgia	100%

Cousins Nashville Lender LLC	Georgia	100%

Cousins Nashville Lender Holdings LLC	Georgia	100%

Cousins Fund II Buckhead, LLC	Delaware	100%

Cousins Fund II Phoenix I, LLC	Delaware	100%

Cousins Fund II Phoenix II, LLC	Delaware	100%

Cousins Fund II Phoenix III LLC	Delaware	100%

Cousins Fund II Phoenix IV, LLC	Delaware	100%

Cousins Fund II Phoenix V, LLC	Delaware	100%

Cousins Fund II Tampa II, LLC	Delaware	100%

Cousins Fund II Tampa III, LLC	Delaware	100%

Cousins Heights Union LLC	Georgia	100%

Cousins International Plaza I, LLC	Delaware	100%

Cousins International Plaza II, LLC	Delaware	100%

Cousins International Plaza III, LLC	Delaware	100%

Cousins International Plaza V Land, LLC	Delaware	100%

Cousins International Plaza VI Land, LLC	Delaware	100%

Cousins NC Gen Partner LLC	Georgia	100%

Cousins Neuhoff Investor LLC	Delaware	100%

Cousins Northpark 400 LLC	Georgia	100%

Cousins Northpark 500/600 LLC	Georgia	100%

Cousins One Capital City Plaza, LLC	Delaware	100%

Cousins - One Congress Plaza, LLC	Delaware	100%
4

Cousins Phoenix VI, LLC	Delaware	100%

Cousins Properties Foundation Inc.	Georgia	100%

Cousins Properties Sub Inc.	Maryland	100%

Cousins Proscenium Investor LLC	Georgia	100%

Cousins Railyard LP	Georgia	100%

Cousins Realty Services, LLC	Delaware	100%

Cousins Research Park V LLC	Georgia	100%

Cousins - San Jacinto Center, LLC	Delaware	100%

Cousins Spring & 8th Streets LLC	Georgia	100%

Cousins Spring & 8th Streets Parent LLC	Georgia	100%

Cousins Tampa Sub, LLC	Delaware	100%

Cousins TBP, LLC	Delaware	100%

Cousins Tremont Doggett LP	Georgia	100%

Cousins Tower Place 200, LLC	Delaware	100%

Cousins TRS Austin Amenities, LLC	Delaware	100%

Cousins TRS Services LLC	Georgia	100%

Cousins Vantage LP	Georgia	100%

Cousins W. Rio Salado, LLC	Delaware	100%

CPI Services LLC	Georgia	100%

Domain Junction 2 LLC	Delaware	100%

Domain Junction 7 LLC	Delaware	100%

Domain Junction 8 LLC	Delaware	100%

Meridian Mark Plaza, LLC	Georgia	100%
5

Murphy GP LLC	Georgia	100%

Murphy Subsidiary Holdings Corporation	Maryland	100%

One Briarlake Plaza Owner, LLC	Delaware	100%

Terminus Venture T100 LLC	Delaware	100%

Terminus Venture T200 LLC	Delaware	100%

Tier BT, Inc.	Delaware	100%

Tier Business Trust	Maryland	100%

Tier GP, Inc.	Delaware	100%

Tier Operating Partnership LP	Texas	100%

Tier Partners, LLC	Delaware	100%

Tier Property Management, LLC	Delaware	100%

TR 3354 Office Member, LLC	Delaware	100%

TR Domain 10, LLC	Delaware	100%

TR Domain 11, LLC	Delaware	100%

TR Domain 12, LLC	Delaware	100%

TR Domain 9, LLC	Delaware	100%

TR Domain, LLC	Delaware	100%

TR Domain Point Member, LLC	Delaware	100%

TR Legacy Circle, LLC	Delaware	100%

TR Legacy Member, LLC	Delaware	100%

TR Terrace GP, LLC	Delaware	100%

TR Terrace LP	Delaware	100%

Two Briarlake Plaza GP, LLC	Delaware	100%
6

Two Briarlake Plaza LP	Delaware	100%

Wanamaker Holdings, LLC	Delaware	100%
7

Schedule 3
Joint Ventures of Cousins Properties Incorporated

		Company Percentage Ownership
Subsidiary	State of Organization

1308 Adams Street LLC	Delaware	50%

715 Ponce Holdings LLC	Delaware	50%

715 Ponce Owner LLC	Delaware	50%

3354 Office/Condo, LLC	Delaware	95%

AMCO West Trinity Holdings, LLC	Delaware	20%

AMCO 120 West Trinity LLC	Georgia	20%

Crawford Long – CPI LLC	Georgia	50%

HICO 100 Mill LLC	Delaware	90%

Neuhoff Holdings LLC	Delaware	50%

Neuhoff Owner LLC	Delaware	50%

TL Proscenium Holdco LLC	Delaware	20%

TL CO Proscenium JV LLC	Delaware	20%

TL CO Proscenium Owner LLC	Delaware	20%

TL CO Proscenium TRS LLC	Delaware	20%

TR 3354 Office, LLC	Delaware	95%

TR Domain Point, LLC	Delaware	96.5%

TR Legacy Town Center, LLC	Delaware	95%

8

Annex A
Time of Sale Information
•    Pricing Term Sheet, dated May 28, 2025, substantially in the form of Annex B.

Annex B
Filed Pursuant to Rule 433
Registration Statement Nos. 333-279209 and 333-279209-01
Pricing Term Sheet
COUSINS PROPERTIES LP, AS ISSUER
COUSINS PROPERTIES INCORPORATED, AS GUARANTOR
Pricing Term Sheet
$500,000,000 5.250% Senior Notes due July 15, 2030

Issuer:	Cousins Properties LP

Guarantor:	Cousins Properties Incorporated

Security Type:	Senior Unsecured Notes

Principal Amount:	$500,000,000

Maturity:	July 15, 2030

Coupon:	5.250%

Public Offering Price:	99.987% of the principal amount

Yield to Maturity:	5.251%

Spread to Benchmark Treasury:	T+117 bps

Benchmark Treasury:	3.875% due April 30, 2030

Benchmark Treasury Price and Yield:	99-02 3/4 / 4.081%

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2026

Redemption Provisions:

Make-whole call:	Prior to June 15, 2030 (one month prior to the maturity date), at a discount rate of Treasury plus 20 basis points.

Par Call:	On or after June 15, 2030 (one month prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

Trade Date:	May 28, 2025

Settlement:	T+7; June 6, 2025. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day preceding the closing date of this offering will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

CUSIP:	222793 AC5

ISIN:	US222793AC56

Ratings (Moody’s/S&P)*:	[Intentionally Omitted]

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof.

Joint Book-Running Managers:	Wells Fargo Securities, LLC

BofA Securities, Inc. TD Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC PNC Capital Markets LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

Co-Manager:	FHN Financial Securities Corp.
*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at 1-800-645-3751, BofA Securities, Inc. at 1-800-294-1322, or TD Securities (USA) LLC at 1-855-495-9846.